Exhibit 10.2

DATED	2020

Debenture

between

PACIFIC GREEN INNOERGY TECHNOLOGIES LIMITED

and

PACIFIC GREEN TECHNOLOGIES INC.

This deed is dated                           2020

Parties

(1)	PACIFIC GREEN INNOERGY TECHNOLOGIES LIMITED, incorporated and registered in England and Wales with company number 11966480, whose registered office is at 2 Hinksey Court, Church Way, Oxford, England, OX2 9SX (Chargor)

(2)	PACIFIC GREEN TECHNOLOGIES INC. a US registered company and having a registered address of 8 The Green, Suite #10212. Dover, Delaware 19901, USA (PGT)

BACKGROUND

PGT has made a loan of up to £350,000 available to the Chargor pursuant to the terms of a loan agreement (Loan Agreement) dated 2020 and made between the Chargor and PGT and the Chargor has agreed to provide security to PGT for the repayment of the Outstanding Indebtedness due or owing to PGT under or pursuant to the Loan Agreement.

Agreed terms

1.	Definitions and interpretation

The following definitions apply in this deed:

Administrator: an administrator appointed to manage the affairs, business and property of the Chargor pursuant to clause 8.5.

Book Debts: all present and future book and other debts, and monetary claims due or owing to the Chargor, and the benefit of all security, guarantees and other rights of any nature enjoyed or held by the Chargor in relation to any of them.

Business Day: a day other than a Saturday, Sunday or public holiday in England when banks in London are open for business.

Delegate: any person appointed by PGT or any Receiver pursuant to clause 13 and any person appointed as attorney of PGT, Receiver or Delegate.

Equipment: all present and future equipment, plant, machinery, tools, vehicles, furniture, fittings, installations and apparatus and other tangible moveable property owned by the Chargor or in which it has an interest, including any part of it and all spare parts, replacements, modifications and additions.

Event of Default: means a default under the Loan Agreement.

Financial Collateral: has the meaning given to that expression in the Financial Collateral Regulations.

Financial Collateral Regulations: the Financial Collateral Arrangements (No 2) Regulations 2003 (SI 2003/3226).

Insurance Policy: each contract and policy of insurance effected or maintained by the Chargor from time to time in respect of its assets or business (including, without limitation, any contract or policy of insurance relating to the Charged Properties or the Equipment).

Intellectual Property: the Chargor’s present and future patents, rights to inventions, copyright and related rights, moral rights, trade marks, business names and domain names, rights in get-up, goodwill and the right to sue for passing off, rights in designs, database rights, rights to use, and protect the confidentiality of, confidential information (including know-how and trade secrets) and all other intellectual property rights, in each case whether registered or unregistered and including all applications and rights to apply for and be granted, renewals or extensions of, and rights to claim priority from, such rights and all similar or equivalent rights or forms of protection which subsist or will subsist now or in the future in any part of the world.

Investments: all certificated shares, stock, debentures, bonds or other securities or investments (whether or not marketable) from time to time legally or beneficially owned by or on behalf of the Chargor

LPA 1925: the Law of Property Act 1925.

Outstanding Indebtedness: all amounts that may become due and owing to PGT under the Loan Agreement.

Property: any property owned by the Chargor, whether leasehold or freehold.

Receiver: a receiver, receiver and manager or administrative receiver appointed by PGT under clause 11.

Relevant Agreement: any licences, PPA or any other contracts entered into by the Chargor.

Secured Assets: all the assets, property and undertaking of the Chargor (if any) which are, or are expressed to be, subject to the Security created by, or pursuant to, this deed (and references to the Secured Assets shall include references to any part of them).

Security Financial Collateral Arrangement: has the meaning given to that expression in the Financial Collateral Regulations.

Security: any mortgage, charge (whether fixed or floating, legal or equitable), pledge, lien, assignment by way of security or other security interest securing any obligation of any person, or any other agreement or arrangement having a similar effect.

Security Period: the period starting on the date of this deed and ending on the date on which PGT is satisfied that all the Outstanding Indebtedness have been unconditionally and irrevocably paid and discharged in full and no further Outstanding Indebtedness are capable of being outstanding.

VAT: value added tax or any equivalent tax chargeable in the UK or elsewhere.

1.1	Interpretation

In this deed:

(a)	the provisions of clause 1 of the Loan Agreement apply to this deed as if they were set out in full in this deed, except that each reference in that clause to the Loan Agreement shall be read as a reference to this deed.

(b)	a reference to a person shall include a reference to an individual, firm, company, corporation, partnership, unincorporated body of persons, government, state or agency of a state or any association, trust, joint venture or consortium (whether or not having separate legal personality);

(c)	unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular;

(d)	unless the context otherwise requires, a reference to one gender shall include a reference to the other genders;

(e)	a reference to a party shall include that party’s successors, permitted assigns and permitted transferees and this deed shall be binding on, and enure to the benefit of, the parties to this deed and their respective personal representatives, successors, permitted assigns and permitted transferees;

(f)	a reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time;

(g)	a reference to a statute or statutory provision shall include all subordinate legislation made from time to time under that statute or statutory provision;

(h)	a reference to writing or written includes and email;

1.2	Clawback

If PGT considers that an amount paid by the Chargor in respect of the Outstanding Indebtedness is capable of being avoided or otherwise set aside on the liquidation or administration of the Chargor or otherwise, then that amount shall not be considered to have been irrevocably paid for the purposes of this deed.

1.3	Nature of security over real property

A reference in this deed to a charge or mortgage of or over any Property includes:

(a)	all buildings and fixtures and fittings (including trade and tenant’s fixtures and fittings) and fixed plant and machinery that are situated on or form part of that Property at any time;

(b)	the proceeds of the sale of any part of that Property and any other monies paid or payable in respect of or in connection with that Property;

(c)	the benefit of any covenants for title given, or entered into, by any predecessor in title of the Chargor in respect of that Property, and any monies paid or payable in respect of those covenants; and

(d)	all rights under any licence, agreement for sale or agreement for lease in respect of that Property.

2.	Covenant to pay

The Chargor shall, on demand, pay to PGT and discharge the Outstanding Indebtedness when they become due.

3.	Grant of security

3.1	Legal mortgage

As a continuing security for the payment and discharge of the Outstanding Indebtedness, the Chargor with full title guarantee charges to PGT, by way of a first legal mortgage, all estates or interests in any freehold, leasehold or commonhold property now owned by it, including the Property.

3.2	Fixed charges

As a continuing security for its obligations under the Loan Agreement and the payment and discharge of the Outstanding Indebtedness, the Chargor with full title guarantee charges to PGT by way of a first fixed charge:

(a)	all present and future estates or interests of the Chargor in, or over, any freehold, leasehold or commonhold property (other than any such property effectively mortgaged under clause 3.1);

(b)	the benefit of all contracts, guarantees, appointments and warranties and other documents to which the Chargor is a party or which are in its favour (including, in each case, but without limitation, the right to demand and receive all monies whatever payable to or for its benefit under or arising from any of them, all remedies provided for in any of them or available at law or in equity in relation to any of them, the right to compel performance of any of them and all other rights, interests and benefits whatever accruing to or for its benefit arising from any of them);

(c)	all licences, consents and authorisations (statutory or otherwise) held or required in connection with its business or the use of any Secured Asset, and all rights in connection with them;

(d)	all its present and future goodwill;

(e)	all its uncalled capital;

(f)	all the Equipment;

(g)	all the Intellectual Property;

(h)	all the Book Debts;

(i)	all the Investments;

(j)	all monies from time to time standing to the credit of its accounts with any bank, financial institution or other person, together with all other rights and benefits accruing to or arising in connection with each account (including, but not limited to, entitlements to interest);

(k)	all its rights in respect of each Insurance Policy, including all claims, the proceeds of all claims and all returns of premiums in connection with each Insurance Policy; and

(l)	all its rights in respect of each Relevant Agreement and all other agreements, instruments and rights relating to the Secured Assets, to the extent not effectively assigned under clause 3.3.

3.3	Assignment

As a continuing security for the payment and discharge of the Outstanding Indebtedness, the Chargor with full title guarantee assigns to PGT absolutely, subject to a proviso for reassignment on irrevocable discharge in full of the Secured Liabilities:

(a)	all its rights in each Insurance Policy, including all claims, the proceeds of all claims and all returns of premiums in connection with each Insurance Policy; and

(b)	the benefit of each Relevant Agreement and the benefit of all other agreements, instruments and rights relating to the Secured Assets.

3.4	Floating charge

As a continuing security for the payment and discharge of the Outstanding Indebtedness, the Chargor with full title guarantee charges to PGT, by way of first floating charge, all its undertaking, property, assets and rights not otherwise effectively mortgaged, charged or assigned under clause 3.1 to clause 3.3 inclusive.

3.5	Qualifying floating charge

Paragraph 14 of Schedule B1 to the Insolvency Act 1986 applies to the floating charge created by clause 3.4.

3.6	Automatic crystallisation of floating charge

The floating charge created by clause 3.4 shall automatically and immediately (without notice) convert into a fixed charge over the assets subject to that floating charge if:

(a)	the Chargor:

(i)	creates, or attempts to create, without the prior written consent of PGT, Security or a trust in favour of another person over all or any part of the Secured Assets (except as expressly permitted by the terms of this deed or the Agreements); or

(ii)	disposes, or attempts to dispose of, all or any part of the Secured Assets (other than Secured Assets that are only subject to the floating charge while it remains uncrystallised);

(b)	any person levies (or attempts to levy) any distress, attachment, execution or other process against all or any part of the Secured Assets; or

(c)	a resolution is passed or an order is made for the winding-up, dissolution, administration or re-organisation of the Chargor.

3.7	Crystallisation of floating charge by notice

PGT may, in its sole discretion, at any time and by written notice to the Chargor, convert the floating charge created under this deed into a fixed charge as regards any part of the Secured Assets specified by PGT in that notice.

3.8	Assets acquired after any floating charge has crystallised

Any asset acquired by the Chargor after any crystallisation of the floating charge created under this deed that, but for that crystallisation, would be subject to a floating charge under this deed, shall (unless PGT confirms otherwise to the Chargor in writing) be charged to PGT by way of first fixed charge.

4.	Liability of the Chargor

4.1	Liability not discharged

The Chargor’s liability under this deed in respect of any of the Outstanding Indebtedness shall not be discharged, prejudiced or affected by:

(a)	any security, guarantee, indemnity, remedy or other right held by, or available to, PGT that is, or becomes, wholly or partially illegal, void or unenforceable on any ground;

(b)	PGT renewing, determining, varying or increasing any facility or other transaction in any manner or concurring in, accepting or varying any compromise, arrangement or settlement, or omitting to claim or enforce payment from any other person; or

(c)	any other act or omission that, but for this clause 4.1, might have discharged, or otherwise prejudiced or affected, the liability of the Chargor.

4.2	Immediate recourse

The Chargor waives any right it may have to require PGT to enforce any security or other right, or claim any payment from, or otherwise proceed against, any other person before enforcing this deed against the Chargor.

5.	Representations and warranties

5.1	Times for making representations and warranties

The Chargor makes the representations and warranties set out in this clause 5 to PGT on the date of this deed.

5.2	Ownership of Secured Assets

The Chargor is the sole legal and beneficial owner of, and has good, valid and marketable title to, the Secured Assets.

5.3	No Security

The Secured Assets are free from any Security other than the Security created by this deed.

5.4	No adverse claims

The Chargor has not received, or acknowledged notice of, any adverse claim by any person in respect of the Secured Assets or any interest in them.

5.5	No breach of laws

There is no breach of any law or regulation that materially and adversely affects the Secured Assets.

5.6	Avoidance of security

No Security expressed to be created under this deed is liable to be avoided, or otherwise set aside, on the liquidation or administration of the Chargor or otherwise.

5.7	Enforceable security

This deed constitutes and will constitute the legal, valid, binding and enforceable obligations of the Chargor, and is, and will continue to be, effective security over all and every part of the Secured Assets in accordance with its terms.

6.	General covenants

6.1	Negative pledge and disposal restrictions

The Chargor shall not at any time, except with the prior written consent of PGT:

(a)	create, purport to create or permit to subsist any Security on, or in relation to, any Secured Asset other than any Security created by this deed;

(b)	sell, assign, transfer, part with possession of, or otherwise dispose of in any manner (or purport to do so), all or any part of, or any interest in, the Secured Assets (except, in the ordinary course of business, Secured Assets that are only subject to an uncrystallised floating charge); or

(c)	create or grant (or purport to create or grant) any interest in the Secured Assets in favour of a third party.

6.2	Preservation of Secured Assets

The Chargor shall not do, or permit to be done, any act or thing that would or might depreciate, jeopardise or otherwise prejudice the security held by PGT, or materially diminish the value of any of the Secured Assets or the effectiveness of the security created by this deed.

6.3	Enforcement of rights

The Chargor shall use its best endeavours to:

(a)	procure the prompt observance and performance by the relevant counterparty to any agreement or arrangement with the Chargor and forming part of the Secured Assets of the covenants and other obligations imposed on such counterparty (including each insurer in respect of an Insurance Policy); and

(b)	enforce any rights and institute, continue or defend any proceedings relating to any of the Secured Assets that PGT may require from time to time.

6.4	Notice of misrepresentation and breaches

The Chargor shall, promptly on becoming aware of any of the same, notify PGT in writing of:

(a)	any representation or warranty set out in this deed that is incorrect or misleading in any material respect when made or deemed to be repeated; and

(b)	any breach of any covenant set out in this deed.

6.5	Notices to be given by the Chargor

The Chargor shall on the execution of this deed and as so requested by PGT from time to time:

(a)	give notice to each counterparty to a Relevant Agreement in the form agreed between the parties, and procure that each counterparty provides to PGT promptly an acknowledgement of the notice in the form agreed between the parties; and

(b)	give notice to each insurer under an Insurance Policy in the form agreed between the parties and procure that each insurer provides to PGT promptly an acknowledgement of the notice in the form agreed between the parties.

6.6	Information

The Chargor shall:

(a)	give PGT such information concerning the location, condition, use and operation of the Secured Assets as PGT may require;

(b)	permit any persons designated by PGT and any Receiver to enter on its premises and inspect and examine any Secured Asset, and the records relating to that Secured Asset, at all reasonable times and on reasonable prior notice; and

(c)	promptly notify PGT in writing of any action, claim, notice or demand made by or against it in connection with all or any part of a Secured Asset or of any fact, matter or circumstance which may, with the passage of time, give rise to such an action, claim, notice or demand, together with, in each case, the Chargor’s proposals for settling, liquidating, compounding or contesting any such action, claim, notice or demand and shall, subject to PGT’s prior approval, implement those proposals at its own expense.

6.7	Payment of outgoings

The Chargor shall promptly pay all taxes, fees, licence duties, registration charges, insurance premiums and other outgoings in respect of the Secured Assets and, on demand, produce evidence of payment to PGT.

7.	Intellectual Property covenants

7.1	Preservation of rights

The Chargor shall take all necessary action to safeguard and maintain present and future rights in, or relating to, the Intellectual Property including (without limitation) by observing all covenants and stipulations relating to those rights, and by paying all applicable renewal fees, licence fees and other outgoings.

7.2	Registration of Intellectual Property

The Chargor shall use all reasonable efforts to register applications for the registration of any Intellectual Property, and shall keep PGT informed of all matters relating to each such registration.

7.3	Maintenance of Intellectual Property

The Chargor shall not permit any Intellectual Property to be abandoned, cancelled or to lapse.

8.	Powers of PGT

8.1	Power to remedy

(a)	PGT shall be entitled (but shall not be obliged) to remedy, at any time, a breach by the Chargor of any of its obligations contained in this deed.

(b)	The Chargor irrevocably authorises PGT and its agents to do all things that are necessary or desirable for that purpose.

(c)	Any monies expended by PGT in remedying a breach by the Chargor of its obligations contained in this deed shall be reimbursed by the Chargor to PGT on a full indemnity basis and shall carry interest in accordance with clause 15.1.

8.2	Exercise of rights

(a)	The rights of PGT under clause 8.1 are without prejudice to any other rights of PGT under this deed.

(b)	The exercise of any rights of PGT under this deed shall not make PGT liable to account as a mortgagee in possession.

8.3	PGT has Receiver’s powers

To the extent permitted by law, any right, power or discretion conferred by this deed (either expressly or impliedly) or by law on a Receiver may, after the security constituted by this deed has become enforceable, be exercised by PGT in relation to any of the Secured Assets whether or not it has taken possession of any Secured Assets and without first appointing a Receiver or notwithstanding the appointment of a Receiver.

8.4	Indulgence

PGT may, at its discretion, grant time or other indulgence, or make any other arrangement, variation or release with any person not being a party to this deed (whether or not any such person is jointly liable with the Chargor) in respect of any of the Outstanding Indebtedness, or of any other security for them without prejudice either to this deed or to the liability of the Chargor for the Outstanding Indebtedness.

8.5	Appointment of an Administrator

(a)	PGT may, without notice to the Chargor, appoint any one or more persons to be an Administrator of the Chargor pursuant to Paragraph 14 of Schedule B1 of the Insolvency Act 1986 if the security constituted by this deed becomes enforceable.

(b)	Any appointment under this clause 8.5 shall:

(i)	be in writing signed by a duly authorised signatory of PGT; and

(ii)	take effect, in accordance with paragraph 19 of Schedule B1 of the Insolvency Act 1986.

(c)	PGT may apply to the court for an order removing an Administrator from office and may by notice in writing in accordance with this clause 8.5 appoint a replacement for any Administrator who has died, resigned, been removed or who has vacated office upon ceasing to be qualified.

8.6	Further advances

PGT covenants with the Chargor that it shall perform its obligations to make advances under the Agreements (including any obligation to make available further advances).

9.	When security becomes enforceable

9.1	Security becomes enforceable on Event of Default

The security constituted by this deed shall become immediately enforceable if an Event of Default occurs.

9.2	Discretion

After the security constituted by this deed has become enforceable, PGT may, in its absolute discretion, enforce all or any part of that security at the times, in the manner and on the terms it thinks fit, and take possession of and hold or dispose of all or any part of the Secured Assets.

10.	Enforcement of security

10.1	Enforcement powers

(a)	For the purposes of all powers implied by statute, the Outstanding Indebtedness is deemed to have become due and payable on the date of this deed.

(b)	The power of sale and other powers conferred by section 101 of the LPA 1925 (as varied or extended by this deed) shall be immediately exercisable at any time after the security constituted by this deed has become enforceable under clause 9.1.

(c)	Section 103 of the LPA 1925 does not apply to the security constituted by this deed.

10.2	Access on enforcement

(a)	At any time after PGT has demanded payment of the Outstanding Indebtedness or if the Chargor defaults in the performance of its obligations under this deed or the Agreements, the Chargor will allow PGT or its Receiver, without further notice or demand, immediately to exercise all its rights, powers and remedies in particular (and without limitation) to take possession of any Secured Asset and for that purpose to enter on any premises where a Secured Asset is situated (or where PGT or a Receiver reasonably believes a Secured Asset to be situated) without incurring any liability to the Chargor for, or by any reason of, that entry.

(b)	At all times, the Chargor must use its best endeavours to allow PGT or its Receiver access to any premises for the purpose of clause 10.2(a) (including obtaining any necessary consents or permits of other persons) and ensure that its employees and officers do the same.

10.3	Protection of third parties

No purchaser, mortgagee or other person dealing with PGT, any Receiver or any Delegate shall be concerned to enquire:

(a)	whether any of the Outstanding Indebtedness have become due or payable, or remain unpaid or undischarged;

(b)	whether any power PGT, a Receiver or Delegate is purporting to exercise has become exercisable or is being properly exercised; or

(c)	how any money paid to PGT, any Receiver or any Delegate is to be applied.

10.4	Privileges

Each Receiver and PGT is entitled to all the rights, powers, privileges and immunities conferred by the LPA 1925 on mortgagees and receivers.

10.5	Conclusive discharge to purchasers

The receipt of PGT, or any Receiver or Delegate shall be a conclusive discharge to a purchaser and, in making any sale or other disposal of any of the Secured Assets or in making any acquisition in the exercise of their respective powers, PGT, and every Receiver and Delegate may do so for any consideration, in any manner and on any terms that it thinks fit.

11.	Receiver

11.1	Appointment

At any time after the security constituted by this deed has become enforceable, or at the request of the Chargor, PGT may, without further notice, appoint by way of deed, or otherwise in writing, any one or more persons to be a Receiver of all or any part of the Secured Assets.

11.2	Removal

PGT may, without further notice (subject to section 45 of the Insolvency Act 1986 in the case of an administrative receiver), from time to time, by way of deed, or otherwise in writing, remove any Receiver appointed by it and may, whenever it thinks fit, appoint a new Receiver in the place of any Receiver whose appointment may for any reason have terminated.

11.3	Remuneration

PGT may fix the remuneration of any Receiver appointed by it without the restrictions contained in section 109 of the LPA 1925, and the remuneration of the Receiver shall be a debt secured by this deed, to the extent not otherwise discharged.

11.4	Power of appointment additional to statutory powers

The power to appoint a Receiver conferred by this deed shall be in addition to all statutory and other powers of PGT under the Insolvency Act 1986, the LPA 1925 or otherwise, and shall be exercisable without the restrictions contained in sections 103 and 109 of the LPA 1925 or otherwise.

11.5	Power of appointment exercisable despite prior appointments

The power to appoint a Receiver (whether conferred by this deed or by statute) shall be, and remain, exercisable by PGT despite any prior appointment in respect of all or any part of the Secured Assets.

11.6	Agent of the Chargor

Any Receiver appointed by PGT under this deed shall be the agent of the Chargor and the Chargor shall be solely responsible for the contracts, engagements, acts, omissions, defaults, losses and remuneration of that Receiver and for liabilities incurred by that Receiver. The agency of each Receiver shall continue until the Chargor goes into liquidation and after that the Receiver shall act as principal and shall not become the agent of PGT.

12.	Powers of Receiver

12.1	General

(a)	Any Receiver appointed by PGT under this deed shall, in addition to the powers conferred on it by statute, have the rights, powers and discretions set out in clause 12.2 to clause 12.19.

(b)	A Receiver has all the rights, powers and discretions conferred on a receiver (or a receiver and manager) under the LPA 1925, and shall have those rights, powers and discretions conferred on an administrative receiver under the Insolvency Act 1986 whether it is an administrative receiver or not.

(c)	If there is more than one Receiver holding office at the same time, each Receiver may (unless the document appointing it states otherwise) exercise all of the powers conferred on a Receiver under this deed individually and to the exclusion of any other Receiver.

(d)	Any exercise by a Receiver of any of the powers given by clause 12 may be on behalf of the Chargor, the directors of the Chargor (in the case of the power contained in clause 12.16) or itself.

12.2	Employ personnel and advisers

(a)	A Receiver may provide services and employ or engage any managers, officers, servants, contractors, workmen, agents, other personnel and professional advisers on any terms, and subject to any conditions, that it thinks fit.

(b)	A Receiver may discharge any such person or any such person appointed by the Chargor.

12.3	Make and revoke VAT options to tax

A Receiver may make, exercise or revoke any VAT option to tax as it thinks fit.

12.4	Remuneration

A Receiver may charge and receive any sum by way of remuneration (in addition to all costs, charges and expenses incurred by it) that PGT may prescribe or agree with it.

12.5	Possession

A Receiver may take immediate possession of, get in and realise any Secured Asset.

12.6	Manage or reconstruct the Chargor’s business

A Receiver may carry on, manage, develop, reconstruct, amalgamate or diversify or concur in carrying on, managing, developing, reconstructing, amalgamating or diversifying the business of the Chargor.

12.7	Dispose of Secured Assets

A Receiver may sell, exchange, convert into money and realise all or any of the Secured Assets in respect of which it is appointed in any manner (including, without limitation, by public auction or private sale) and generally on any terms and conditions as it thinks fit. Any sale may be for any consideration that the Receiver thinks fit and a Receiver may promote, or concur in promoting, a company to purchase the Secured Assets to be sold.

12.8	Sell Book Debts

A Receiver may sell and assign all or any of the Book Debts in respect of which it is appointed in any manner, and generally on any terms and conditions, that it thinks fit.

12.9	Valid receipts

A Receiver may give a valid receipt for all monies and execute all assurances and things that may be proper or desirable for realising any of the Secured Assets.

12.10	Make settlements

A Receiver may settle, adjust, refer to arbitration, compromise and arrange any claim, account, dispute, question or demand with or by any person who claims to be a creditor of the Chargor or relating in any way to any Secured Asset.

12.11	Legal action

A Receiver may bring, prosecute, enforce, defend and abandon all actions, suits and proceedings in relation to any of the Secured Assets as it thinks fit.

12.12	Improve the Equipment

A Receiver may make substitutions of, or improvements to, the Equipment as it may think expedient.

12.13	Insure

A Receiver may, if it thinks fit, but without prejudice to the indemnity in clause 15, effect with any insurer any policy of insurance either in lieu or satisfaction of, or in addition to, the insurance required to be maintained by the Chargor under this deed.

12.14	Subsidiaries

A Receiver may form a subsidiary of the Chargor and transfer to that subsidiary any Secured Asset

12.15	Borrow

A Receiver may, for whatever purpose it thinks fit, raise and borrow money either unsecured or on the security of all or any of the Secured Assets in respect of which it is appointed on any terms that it thinks fit (including, if PGT consents, terms under which that security ranks in priority to this deed).

12.16	Redeem prior Security

A Receiver may redeem any prior Security and settle and pass the accounts to which the Security relates. Any accounts so settled and passed shall be, in the absence of any manifest error, conclusive and binding on the Chargor, and the monies so paid shall be deemed to be an expense properly incurred by the Receiver.

12.17	Delegation

A Receiver may delegate its powers in accordance with this deed.

12.18	Absolute beneficial owner

A Receiver may, in relation to any of the Secured Assets, exercise all powers, authorisations and rights it would be capable of exercising as, and do all those acts and things, an absolute beneficial owner could exercise or do, in the ownership and management of the Secured Assets or any part of the Secured Assets.

12.19	Incidental powers

A Receiver may do any other acts and things that it:

(a)	may consider desirable or necessary for realising any of the Secured Assets;

(b)	may consider incidental or conducive to any of the rights or powers conferred on a Receiver under or by virtue of this deed or law; or

(c)	lawfully may or can do as agent for the Chargor.

13.	Delegation

13.1	Delegation

PGT or any Receiver may delegate (either generally or specifically) by power of attorney or in any other manner to any person any right, power, authority or discretion conferred on it by this deed (including the power of attorney granted under clause 17.1).

13.2	Terms

PGT and each Receiver may make a delegation on the terms and conditions (including the power to sub-delegate) that it thinks fit.

13.3	Liability

Neither PGT nor any Receiver shall be in any way liable or responsible to the Chargor for any loss or liability arising from any act, default, omission or misconduct on the part of any Delegate.

14.	Application of proceeds

14.1	Order of application of proceeds

All monies received or recovered by PGT, a Receiver or a Delegate under this deed or in connection with the realisation or enforcement of all or part of the security constituted by this deed (other than sums received under any Insurance Policy), shall (subject to the claims of any person having prior rights and by way of variation of the LPA 1925) be applied in the following order of priority (but without prejudice to PGT’s right to recover any shortfall from the Chargor):

(a)	in or towards payment of all costs, liabilities, charges and expenses incurred by or on behalf of PGT (and any Receiver, Delegate, attorney or agent appointed by it) under or in connection with this deed, and of all remuneration due to any Receiver under or in connection with this deed;

(b)	in or towards payment of the Outstanding Indebtedness in any order and manner that PGT determines; and

(c)	in payment of the surplus (if any) to the Chargor or other person entitled to it.

14.2	Appropriation

Neither PGT, any Receiver nor any Delegate shall be bound (whether by virtue of section 109(8) of the LPA 1925, which is varied accordingly, or otherwise) to pay or appropriate any receipt or payment first towards interest rather than principal or otherwise in any particular order between any of the Outstanding Indebtedness.

14.3	Suspense account

All monies received by PGT, a Receiver or a Delegate under this deed (other than sums received under any Insurance Policy that are not going to be applied in or towards discharge of the Outstanding Indebtedness):

(a)	may, at the discretion of PGT, Receiver or Delegate, be credited to a suspense account;

(b)	shall bear interest, if any, at the rate agreed in writing between PGT and the Chargor; and

(c)	may be held in that account for so long as PGT, Receiver or Delegate thinks fit.

15.	Costs and indemnity

15.1	Costs

The Chargor shall, within five Business Days of demand, pay to, or reimburse, PGT and any Receiver, on a full indemnity basis, all costs, charges, expenses, taxes and liabilities of any kind (including, without limitation, legal, printing and out-of-pocket expenses) incurred by PGT, any Receiver or any Delegate in connection with:

(a)	this deed or the Secured Assets;

(b)	taking, holding, protecting, perfecting, preserving or enforcing (or attempting to do so) any of PGT’s, a Receiver’s or a Delegate’s rights under this deed; or

(c)	taking proceedings for, or recovering, any of the Outstanding Indebtedness,

together with interest, which shall accrue and be payable (without the need for any demand for payment being made) from the date on which the relevant cost, charge, expense, tax or liability arose until full discharge of that cost, charge, expense, tax or liability (whether before or after judgment, liquidation, winding-up or administration of the Chargor) at the rate and in the manner specified in the Agreements.

15.2	Indemnity

(a)	The Chargor shall indemnify PGT, each Receiver and each Delegate, and their respective employees and agents against all liabilities, costs, expenses, damages and losses (including but not limited to any direct, indirect or consequential losses, loss of profit, loss of reputation and all interest, penalties and legal costs (calculated on a full indemnity basis) and all other professional costs and expenses) suffered or incurred by any of them arising out of or in connection with:

(i)	the exercise or purported exercise of any of the rights, powers, authorities or discretions vested in them under this deed or by law in respect of the Secured Assets;

(ii)	taking, holding, protecting, perfecting, preserving or enforcing (or attempting to do so) the security constituted by this deed; or

(iii)	any default or delay by the Chargor in performing any of its obligations under this deed.

(b)	Any past or present employee or agent may enforce the terms of this clause 15.2 subject to and in accordance with the provisions of the Contracts (Rights of Third Parties) Act 1999.

16.	Further assurance

16.1	Further assurance

The Chargor shall promptly, at its own expense, take whatever action PGT or any Receiver may reasonably require for:

(a)	creating, perfecting or protecting the security created or intended to be created by this deed;

(b)	facilitating the realisation of any Secured Asset; or

(c)	facilitating the exercise of any right, power, authority or discretion exercisable by PGT or any Receiver in respect of any Secured Asset,

including, without limitation the execution of any mortgage, transfer, conveyance, assignment or assurance of all or any of the assets forming part of (or intended to form part of) the Secured Assets (whether to PGT or to its nominee) and the giving of any notice, order or direction and the making of any filing or registration which, in any such case, PGT may consider necessary or desirable.

17.	Power of attorney

17.1	Appointment of attorneys

By way of security, the Chargor irrevocably appoints PGT, every Receiver and every Delegate separately to be the attorney of the Chargor and, in its name, on its behalf and as its act and deed, to execute any documents and do any acts and things that:

(a)	the Chargor is required to execute and do under this deed; or

(b)	any attorney deems proper or desirable in exercising any of the rights, powers, authorities and discretions conferred by this deed or by law on PGT, any Receiver or any Delegate.

17.2	Ratification of acts of attorneys

The Chargor ratifies and confirms, and agrees to ratify and confirm, anything that any of its attorneys may do in the proper and lawful exercise, or purported exercise, of all or any of the rights, powers, authorities and discretions referred to in clause 17.1.

18.	Release

Subject to clause 19.3, at the end of the Security Period, PGT shall, at the request and cost of the Chargor, take whatever action is necessary to:

(a)	release the Secured Assets from the security constituted by this deed; and

(b)	reassign the Secured Assets to the Chargor.

19.	Further provisions

19.1	Independent security

The security constituted by this deed shall be in addition to, and independent of, any other security or guarantee that PGT may hold for any of the Outstanding Indebtedness at any time. No prior security held by PGT over the whole or any part of the Secured Assets shall merge in the security created by this deed.

19.2	Continuing security

The security constituted by this deed shall remain in full force and effect as a continuing security for the Outstanding Indebtedness, despite any settlement of account, or intermediate payment, or other matter or thing, unless and until PGT discharges this deed in writing.

19.3	Discharge conditional

Any release, discharge or settlement between the Chargor and PGT shall be deemed conditional on no payment or security received by PGT in respect of the Outstanding Indebtedness being avoided, reduced or ordered to be refunded under any law relating to insolvency, bankruptcy, winding-up, administration, receivership or otherwise. Despite any such release, discharge or settlement:

(a)	PGT or its nominee may retain this deed and the security created by or under it, including all certificates and documents relating to the whole or any part of the Secured Assets, for any period that PGT deems necessary to provide PGT with security against any such avoidance, reduction or order for refund; and

(b)	PGT may recover the value or amount of such security or payment from the Chargor subsequently as if the release, discharge or settlement had not occurred.

19.4	Consolidation

The restriction on the right of consolidation contained in section 93 of the LPA 1925 shall not apply to this deed.

19.5	Small company moratorium

Notwithstanding anything to the contrary in this deed, neither the obtaining of a moratorium by the Chargor under schedule A1 to the Insolvency Act 1986 nor the doing of anything by the Chargor with a view to obtaining such a moratorium (including any preliminary decision or investigation) shall be, or be construed as:

(a)	an event under this deed which causes any floating charge created by this deed to crystallise;

(b)	an event under this deed which causes any restriction which would not otherwise apply to be imposed on the disposal of any property by the Chargor; or

(c)	a ground under this deed for the appointment of a Receiver.

20.	Miscellaneous

Clauses 13 to 21 of the Facility Agreement shall apply to this agreement as if they were expressly incorporated in this Agreement with any necessary modifications

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

AS WITNESS the parties hereto have entered into this deed the day and year first before written.

SIGNED and DELIVERED as a DEED	)

by	)

duly authorised for and on behalf of	)

PACIFIC GREEN INNOERGY TECHNOLOGIES LIMITED	)

in the presence of:	)

SIGNED and DELIVERED as a DEED	)

by Scott Poulter	)

duly authorised for and on behalf of	)

PACIFIC GREEN TECHNOLOGIES INC.	)

in the presence of:	)

Francesca Norman
59 Mansell St
London
E1 8AN